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                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated June 22, 2006, except as to Note 2 which is as of October 27, 2006 and Note 11 which is as of November 16, 2006 relating to the financial statements and financial statement schedule of Spirit AeroSystems Holdings, Inc, which appears in Spirit AeroSystems Holdings, Inc.'s Registration Statement on Amendment No. 6 to Form S-1 filed on November 17, 2006.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Saint Louis, Missouri
November 20, 2006